            EXHIBIT 99.1
                         NEWS                                                                                              News

For Immediate Release	Contact:
November 18, 2009	Rick Honey
(212) 878-1831

MINERALS TECHNOLOGIES INC. DECLARES QUARTERLY DIVIDEND
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NEW YORK, November 18—Minerals Technologies Inc. (NYSE: MTX) today declared a regular quarterly dividend of $0.05 per share on the company’s common stock. The dividend is payable on December 17, 2009 to stockholders of record on December 1, 2009.
Minerals Technologies Inc. is a global resource- and technology-based growth company that develops produces and markets the highest quality performance-enhancing minerals and related products, systems and services. MTI serves the paper, steel, polymer and other manufacturing industries. The company reported sales of $1.1 billion in 2008.
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